SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549


                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):  January 29, 1999


                            Rite Aid Corporation
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             (Exact Name of Registrant as Specified in Charter)


            Delaware               1-5742                  23-1614034
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 (State or Other Jurisdiction   (Commission              (IRS Employer
      of Incorporation)         File Number)           Identification No.)


      30 Hunter Lane, Camp Hill, Pennsylvania                       17011
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      (Address of Principal Executive Offices)                   (Zip Code)


 Registrant's telephone number, including area code   (717) 761-2633


                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)


 ITEM 5.   OTHER EVENTS

    In response to a press report, on January 29, 1999, the company issued a press release, a copy of which is filed herewith as Exhibit 99.1. Following the appearance of the press report, the company commenced an internal review of related party transactions. The review was requested by Martin Grass, the company's Chairman and CEO, and authorized by the chairmen of its audit and finance committees. The review concluded that Martin Grass has no previously undisclosed business relationships with the company. In the review, all executive officers of the company were interviewed, the company's records were reviewed and counsel made inquiries of Alex Grass, a director of the company, and those of his children who are not associated with Rite Aid. Described below are 1) all matters which were learned by the company in the course of the review, and
 2) real estate transactions related to Martin Grass, all of which were previously disclosed by the company.

 MATTERS LEARNED IN THE REVIEW

 o On February 7, 1999, in the course of the review, the company learned that in 1995, after he retired as an officer of the company, Alex Grass, through a trust, acquired a 30% interest and that both of his daughters acquired options to purchase 5% interests in LNK International, a manufacturer of private label over-the-counter medications. The company purchased $6.7 million, $8.8 million, and $9.2 million of product from LNK in fiscal 1997, 1998 and for the first 11 months of fiscal 1999, respectively. The company believes that the price, quality and service that it has received from LNK are at least as favorable as those available from other third parties.

 o The company for more than 25 years has leased 43,920 square feet of storage space in a warehouse in Camp Hill, Pennsylvania, from a partnership in which Alex Grass has a 50% interest. The rent is $3.50 per square foot ($153,720) per year.

 o In approximately 1989, in connection with his efforts to assist in the development of commerce between Israel and the United States, and at the request of the president of a major Israeli university, Alex Grass aided in the formation of I.C. Imports, an importer of toothbrushes and candy manufactured in Israel. Alex Grass and Martin Grass each had a 12.5% interest in I.C. Imports. In 1992, those interests were returned to I.C. Imports for no payment. The company's purchases from I.C. Imports during the period 1990-1992 were less than one million dollars per year and consisted only of products manufactured in Israel.

 o Rite Aid learned on Thursday, February 4, 1999, in the course of the review, that in 1992, the interests which were returned to I.C. Imports were issued to Alex Grass' daughters at his direction. His daughters have never had any role in the operation or management of this importer. Sales of merchandise by I.C. Imports to Rite Aid never exceeded $1.6 million in each of fiscal 1993 through 1996.
        In fiscal 1997 and 1998 and in the first 11 months of fiscal 1999 the company made aggregate purchases of $1.6 million, $2.1 million and $1.8 million, respectively, from I.C. Imports. The company believes that the price, quality and service that it has received from I.C. Imports are at least as favorable as those available from other third parties.

 o In the course of the review, the company learned that in 1995, William Mann, the brother of Kevin Mann, former executive vice president of purchasing, whose employment was terminated by the company in June 1998, together with the operating principal of I.C. Imports, created The Crestpointe Corporation, and that in connection with their ownership of I.C. Imports, Alex Grass' daughters who have never had any role in the operation or management of Crestpointe were each given a 12.5% interest in that company.

        Crestpointe acted as a manufacturer's representative for a line of domestically produced candies and other products. No amounts have ever been paid by Rite Aid to Crestpointe or William Mann. As manufacturers' representatives, they were paid by the vendors they represented and the company is not aware of those arrangements. In the review, the company learned that Crestpointe has gone out of business.

        Effective January 1, 1999, in accordance with a policy first announced in the summer of 1998, the company ceased making purchases from vendors who employ manufacturers' representatives and since January 1, 1999, has dealt only directly with vendors.

 PREVIOUSLY DISCLOSED REAL ESTATE TRANSACTIONS INVOLVING MARTIN GRASS:

 o In February 1992, the company opened an 8,000 square-foot store in a newly-developed 60,000 square-foot shopping center anchored by a Giant Food store. The rent paid by the company was $12.00 per square foot ($96,000) per year. Martin Grass is a 50% partner in the partnership that owns that shopping center.

        Part of the company's real estate strategy is to relocate undersized stores to larger, freestanding sites, which has resulted in 300 stores being relocated in fiscal 1999. In furtherance of its strategy, the New Cumberland store was relocated on February 5, 1999, from the Giant Food shopping center to a new, 11,000 square-foot, freestanding site owned by an unrelated entity. The shopping center lease was cancelled and Rite Aid was released from its obligation to pay over $300,000 in remaining rent, without the payment of any consideration.

 o In January 1996, the company purchased a chain of 14 drug stores. That chain had since January 1982 leased an approximately 5,000 square-foot store in Mt. Carmel, Pennsylvania, from a partnership in which Martin Grass was a partner. The rent is $7.80 per square foot ($39,000) per year, which was the rent provided for in the lease when it was signed in 1982. The current partners are Martin Grass and his brother-in-law, who is a full-time real estate developer, each of whom has a 37.5% interest, and one of his sisters, who has a 25% interest. In accordance with the company's real estate strategy, the company is seeking to relocate this store.

 o On January 8, 1999, the company relocated an undersized 6,000 square foot shopping center store directly across the street to a freestanding 10,750 square-foot store in Sinking Springs, Pennsylvania, which it leases from Martin Grass' brother-in-law, who is a full-time real estate developer, at a rent of $17.50 per square foot ($188,125) per year. Martin Grass has no interest in this store.

 o Martin Grass did not and does not participate in the approval of real estate proposals submitted and recommended by the company's real estate professionals in instances in which a related party or any person with whom he has business relationships is involved.


 ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
             INFORMATION AND EXHIBITS

            (c)  Exhibits  The following exhibit is filed herewith:

 99.1        Press release, dated January 29, 1999, issued by Rite Aid
             Corporation.


                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 February 9, 1999

                                      RITE AID CORPORATION



                                      By: /s/Elliot S. Gerson
                                         ---------------------------
                                          Elliot S. Gerson
                                          Executive Vice President
                                            & General Counsel


                               Exhibit Index


 99.1      Press release, dated January 29, 1999, issued by Rite Aid
           Corporation.